EXHIBIT 99.1

Sun Healthcare Group, Inc.
Reports First-Quarter Earnings;
Strongest First Quarter to Date

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

     Irvine, Calif. (April 28, 2009)--Sun Healthcare Group, Inc. (NASDAQ GS: SUNH) today announced results for the first quarter ended March 31, 2009.

Consolidated Results - First Quarter
     Total net revenue for the quarter ended March 31, 2009, was $468.3 million, up 4.0 percent compared to $450.4 million for the comparable period one year ago. Net income for the quarter ended March 31, 2009, was $10.2 million, compared to net income of $8.6 million for the comparable 2008 period. Diluted earnings per share for the quarter ended March 31, 2009, was $0.23 compared to $0.19 for the comparable period one year ago. The table below shows results of operations for the quarters ended March 31, 2009 and 2008, including certain normalized items that have been adjusted as discussed following the table.

(Dollars in thousands)	Quarter Ended March 31,
	2009	2008

Revenue	$468,296	$450,369

Depreciation and amortization	10,723	9,607

Interest expense, net	12,726	14,431

Pre-tax income	19,656	13,490

Income tax expense	8,059	5,388

Income from continuing operations	11,597	8,102

(Loss) income from discontinued operations	(1,354)	475

Net income	$10,243	$8,577

Diluted earnings per share	$0.23	$0.19

EBITDAR	$61,520	$55,892
Margin - EBITDAR	13.1%	12.4%
EBITDAR normalized	$61,520	$57,361
Margin - EBITDAR normalized	13.1%	12.7%

EBITDA	$43,105	$37,451
Margin - EBITDA	9.2%	8.3%
EBITDA normalized	$43,105	$38,920
Margin - EBITDA normalized	9.2%	8.6%

Pre-tax income continuing operations - normalized	$19,656	$14,959
Income tax expense - normalized	$8,059	$5,976

Income from continuing operations - normalized	$11,597	$8,983
Diluted earnings per share - normalized	$0.26	$0.20

Net income - normalized	$10,243	$9,458
Diluted earnings per share - normalized	$0.23	$0.21

There were no normalizing adjustments for the quarter ended March 31, 2009. During the quarter, we incurred non-recurring costs of $0.9 million associated with the implementation of a new clinical/billing platform and a labor management system, but made no normalizing adjustments for these costs. Normalized results for the quarter ended March 31, 2008, include a $1.5 million pre-tax charge related to integration costs associated with the acquisition of Harborside Healthcare Corporation in 2007.

On a normalized basis, comparing the quarter ended March 31, 2009, to the same period in 2008:
•	revenue increased $17.9 million, or 4.0 percent;
•	EBITDAR increased $4.2 million, or 7.3 percent;
•	EBITDAR margin improved 40 basis points to 13.1 percent;
•	EBITDA increased $4.2 million, or 10.8 percent;
•	EBITDA margin improved 60 basis points to 9.2 percent; and
•	income from continuing operations increased by $2.6 million, or 29.1 percent.

Commenting on the results, Richard K. Matros, Sun’s chairman and chief executive officer, stated, “We continue to achieve positive financial results in challenging economic times by generating four-percent top line growth and solid margin improvement in the quarter.  Furthermore, eliminating $5.3 million of revenues resulting from the extra revenue day in 2008, which was a leap year, and the corresponding $1.2 million EBITDA contribution, so that the year-over-year comparison is for the same number of days, we had five percent revenue growth and our EBITDA margin grew 70 basis points. Our deleveraging efforts in the quarter were significant as we reduced our long-term debt by $19.6 million through principal payments. I am also pleased with our continued strong liquidity position which, at the end of the quarter, was $150 million, comprised of $100 million in cash coupled with our $50 million undrawn revolving credit facility.”

Inpatient Business
For our core inpatient business, comparing the quarters ended March 31, 2009 and 2008, on a normalized basis:
•	revenue increased $16.4 million, or 4.1 percent, to $415.4 million from $399.0 million;
•	net segment EBITDAR increased $4.0 million, or 5.8 percent, to $72.8 million from $68.8 million;
•	net segment EBITDAR margin for 2009 was 17.5 percent compared to 17.2 percent in 2008;
•	net segment EBITDA increased $4.0 million, or 7.9 percent, to $54.7 million from $50.7 million;
•	net segment EBITDA margin for 2009 was 13.2 percent compared to 12.7 percent in 2008;
•	rehabilitation RUGS utilization increased 400 basis points to 88.2 percent as a percent of total Medicare days; and
•	Rehabilitation Extensive Service (“REX”) days as a percent of total Medicare days was 41.2 percent, up 60 basis points from the same period in 2008.

The revenue gain of $16.4 million in the quarter was primarily attributable to:
•	an $8.6 million increase in Medicare revenue due principally to Medicare part A rate growth and part B volume growth;
•	a $4.4 million increase in managed care/commercial insurance revenue due to a higher customer base coupled with rate growth;
•	a $2.4 million increase in Medicaid revenue resulting from a $3.7 million rate improvement partially offset by a $1.3 million impact from a decrease in customer base;
•	a $3.0 million increase in hospice revenue due to both internal growth and a September 2008 hospice acquisition; and
•	a $2.2 million decrease in private and other revenue due principally to a decline in customer base.

Matros further stated, “I am pleased with the results achieved from the acuity shift in our skilled nursing beds. Our skilled mix at quarter-end was 20.8 percent, our highest to date. We continue to combat contraction in Medicaid rates and I am pleased to report our overall dependency on Medicaid declined in the quarter by 130 basis points sequentially to 43.7 percent, a new reported low for the company. In addition to skilled mix growth, our Rehab Recovery Suites® (“RRS”) continue to be a growth driver for the company. We currently have 48 centers with an RRS unit and we remain on target to have approximately 70 centers with an RRS unit by the end of 2009.”

Ancillary Businesses
For our ancillary businesses comparing the quarters ended March 31, 2009 and 2008:
•	revenue increased $5.5 million, or 8.3 percent, to $71.7 million from $66.2 million;
•	EBITDA increased $0.8 million, or 19.4 percent, to $5.2 million from $4.4 million; and
•	EBITDA margin for 2009 was 7.3 percent compared to 6.6 percent in 2008.

Conference Call
Sun invites investors to listen to a conference call with Sun’s senior management on Wednesday, April 29, 2009, at 10 a.m. Pacific / 1 p.m. Eastern, to discuss the Company’s first-quarter earnings for 2009.

To listen to the conference call, dial (877) 719-9799 and refer to Sun Healthcare Group. A recording of the call will be available from 4 p.m. Eastern on April 29, 2009, until midnight Eastern on May 29, 2009, by calling (888) 203-1112 and using access code 2900481.

About Sun Healthcare Group, Inc.
Sun Healthcare Group, Inc., with executive offices in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate healthcare centers in many states. In addition, the Sun Healthcare Group family of companies provides therapy through SunDance Rehabilitation Corporation, hospice services through SolAmor Hospice and medical staffing through CareerStaff Unlimited, Inc.

Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate,” "expect," "hope,” "intend," "may” and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by the company with the Securities and Exchange Commission and include changes in Medicare and Medicaid reimbursements; our ability to maintain the occupancy rates and payor mix at our healthcare centers; potential liability for losses not covered by, or in excess of, our insurance; the effects of government regulations and investigations; the significant amount of our indebtedness, covenants in our debt agreements that may restrict our activities and our ability to incur more indebtedness; the impact of the current economic downturn on our business; increasing labor costs and the shortage of qualified healthcare personnel; and our ability to receive increases in reimbursement rates from government payors to cover increased costs. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Forms 10-K and Quarterly Reports on Form 10-Q, copies of which are available on Sun’s web site, www.sunh.com.
     The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by Sun are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments. EBITDA and EBITDAR as used in this press release, and EBITDAM and EBITDARM as used in the accompanying tables, which are non-GAAP financial measures, are each reconciled to net income (loss) in the accompanying tables. In addition, the normalizing adjustments to EBITDA, EBITDAR, pre-tax income and income from continuing operations discussed in this press release and shown in the accompanying tables are non-GAAP adjustments.
     Any documents filed by Sun with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders of Sun may obtain free copies of the documents filed with the SEC by contacting Sun’s investor relations department at (505) 468-2341 (TDD users, please call (505) 468-4458) or by sending a written request to Investor Relations, Sun Healthcare Group, Inc. 101 Sun Avenue N.E., Albuquerque, N.M. 87109. You may also read and copy any reports, statements and other information filed by Sun with the SEC at the SEC public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC’s web site for further information.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2009	December 31, 2008
	(unaudited)	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$99,945	$92,153
Restricted cash	26,568	34,676
Accounts receivable, net	211,552	205,620
Prepaid expenses and other assets	22,200	21,456
Assets held for sale	959	3,654
Deferred tax assets	57,705	57,261

Total current assets	418,929	414,820

Property and equipment, net	605,500	603,645
Intangible assets, net	52,839	54,388
Goodwill	326,957	326,808
Restricted cash, non-current	3,305	3,303
Deferred tax assets	128,189	134,807
Other assets	5,097	5,563

Total assets	$1,540,816	$1,543,334

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$58,681	$62,000
Accrued compensation and benefits	64,938	60,660
Accrued self-insurance obligations, current	46,527	45,293
Other accrued liabilities	61,469	56,857
Current portion of long-term debt and capital lease obligations	8,225	17,865

Total current liabilities	239,840	242,675

Accrued self-insurance obligations, net of current portion	114,230	114,557
Long-term debt and capital lease obligations, net of current portion	698,061	707,976
Unfavorable lease obligations, net	14,807	15,514
Other long-term liabilities	59,082	58,903

Total liabilities	1,126,020	1,139,625

Stockholders' equity:
Preferred stock of $.01 par value, authorized 10,000,000 shares, no shares were issued and outstanding as of March 31, 2009 and December 31, 2008	-	-
Common stock of $.01 par value, authorized 125,000,000 shares, 43,548,765 and 43,544,765 shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	435	435
Additional paid-in capital	651,455	650,543
Accumulated deficit	(232,439)	(242,683)
Accumulated other comprehensive loss, net	(4,655)	(4,586)
	414,796	403,709
Total liabilities and stockholders' equity	$1,540,816	$1,543,334

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED
INCOME STATEMENTS
(in thousands, except per share data)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2009	March 31, 2008
	(unaudited)	(unaudited)

Total net revenues	$468,296	$450,369
Costs and expenses:
Operating salaries and benefits	262,984	254,932
Self-insurance for workers' compensation and general and professional liability insurance	14,659	14,774
Operating administrative costs	12,577	11,936
Other operating costs	95,819	92,941
Center rent expense	18,415	18,441
General and administrative expenses	16,750	16,586
Depreciation and amortization	10,723	9,607
Provision for losses on accounts receivable	3,987	3,308
Interest, net of interest income of $108 and $545, respectively	12,726	14,431
Gain on sale of assets, net	-	(77)
Total costs and expenses	448,640	436,879

Income before income taxes and discontinued operations	19,656	13,490
Income tax expense	8,059	5,388
Income from continuing operations	11,597	8,102

Discontinued operations:
(Loss) income from discontinued operations, net of related taxes	(1,046)	537
Loss on disposal of discontinued operations, net of related taxes	(308)	(62)
(Loss) income from discontinued operations, net	(1,354)	475

Net income	$10,243	$8,577

Basic income per common and common equivalent share:
Income from continuing operations	$0.27	$0.19
(Loss) income from discontinued operations, net	(0.04)	0.01
Net income	$0.23	$0.20

Diluted income per common and common equivalent share:
Income from continuing operations	$0.26	$0.18
(Loss) income from discontinued operations, net	(0.03)	0.01
Net Income	$0.23	$0.19

Weighted average number of common and common equivalent shares outstanding:
Basic	43,643	43,067
Diluted	43,872	44,474

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2009	March 31, 2008
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$10,243	$8,577
Adjustments to reconcile net income to net cash provided by
operating activities, including discontinued operations:
Depreciation and amortization	10,723	9,717
Amortization of favorable and unfavorable lease intangibles	(401)	(503)
Provision for losses on accounts receivable	3,987	3,301
Loss (gain) on sale of assets, including discontinued operations, net	523	(15)
Stock-based compensation expense	1,268	965
Deferred taxes	6,174	1,829
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(10,068)	(16,040)
Restricted cash	8,106	5
Prepaid expenses and other assets	154	(3,416)
Accounts payable	(3,536)	(1,403)
Accrued compensation and benefits	4,273	1,062
Accrued self-insurance obligations	907	2,033
Income taxes payable	-	470
Other accrued liabilities	4,743	6,432
Other long-term liabilities	297	1,785
Net cash provided by operating activities	37,393	14,799

Cash flows from investing activities:
Capital expenditures	(11,865)	(5,916)
Proceeds from sale of assets held for sale	2,174	3,777
Acquisitions, net of cash acquired	-	(307)
Net cash used for investing activities	(9,691)	(2,446)

Cash flows from financing activities:
Principal repayments of long-term debt and capital lease obligations	(19,612)	(3,084)
Payment to non-controlling interest	-	(2,035)
Distribution to non-controlling interest	(311)	(223)
Proceeds from issuance of common stock	13	39
Net cash used for financing activities	(19,910)	(5,303)

Net increase in cash and cash equivalents	7,792	7,050
Cash and cash equivalents at beginning of period	92,153	55,832
Cash and cash equivalents at end of period	$99,945	$62,882

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO EBITDA(M) and EBITDAR(M)
(in thousands)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2009	March 31, 2008
	(unaudited)	(unaudited)

Total net revenues	$468,296	$450,369

Net income	$10,243	$8,577

Income from continuing operations	11,597	8,102

Income tax expense	8,059	5,388

Gain on sale of assets, net	-	(77)

Net segment income	$19,656	$13,413

Interest, net	12,726	14,431

Depreciation and amortization	10,723	9,607

EBITDA	$43,105	$37,451

Center rent expense	18,415	18,441

EBITDAR	$61,520	$55,892

Operating administrative costs	12,577	11,936

General and administrative expenses	16,750	16,586

Total operating and general and admin expenses	29,327	28,522

EBITDAM	$72,432	$65,973

EBITDARM	$90,847	$84,414

EBITDA is defined as earnings before income (loss) on discontinued operations, income taxes, loss (gain) on sale of assets, net, interest, net, depreciation and amortization.   EBITDAM is defined as EBITDA before operating and general and administrative expenses.  EBITDAR is defined as EBITDA before facility rent expense.  EBITDARM is defined as EBITDAR before operating and general and administrative expenses.  EBITDA, EBITDAM, EBITDAR and EBITDARM are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole.  EBITDA, EBITDAM, EBITDAR and EBITDARM are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA, EBITDAM, EBITDAR and EBITDARM should not be considered as measures of financial performance under generally accepted accounting principles.  As the items excluded from EBITDA, EBITDAM, EBITDAR and EBITDARM are significant components in understanding and assessing financial performance, EBITDA, EBITDAM, EBITDAR and EBITDARM should not be considered in isolation or as alternatives to net income (loss), cash flows generated by or used in operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because EBITDA, EBITDAM, EBITDAR and EBITDARM are not measurements determined in accordance with U.S. generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA, EBITDAM, EBITDAR and EBITDARM as presented may not be comparable to other similarly titled measures of other companies.

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA(M) and EBITDAR(M)
($ in thousands)

For the Three Months Ended March 31, 2009
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Other & Corp Seg	Elimination of Affiliated Revenue	Consolidated

Nonaffiliated revenue	$415,402	$25,516	$27,374	$4	$-	$468,296

Affiliated revenue	-	18,216	560	-	(18,776)	-

Total revenue	415,402	43,732	27,934	4	(18,776)	468,296

Net segment income (loss)	$41,789	$2,889	$2,021	$(27,043)	$-	$19,656

Interest, net	3,209	(1)	1	9,517	-	12,726

Depreciation and amortization	9,728	128	190	677	-	10,723

EBITDA	$54,726	$3,016	$2,212	$(16,849)	$-	$43,105

Center rent expense	18,056	115	244	-	-	18,415

EBITDAR	$72,782	$3,131	$2,456	$(16,849)	$-	$61,520

Operating and general and administrative expenses	9,864	1,916	797	16,750	-	29,327

EBITDAM	$64,590	$4,932	$3,009	$(99)	$-	$72,432
EBITDARM	$82,646	$5,047	$3,253	$(99)	$-	$90,847

EBITDA margin	13.2%	6.9%	7.9%			9.2%

EBITDAM margin	15.5%	11.3%	10.8%			15.5%

EBITDAR margin	17.5%	7.2%	8.8%			13.1%

EBITDARM margin	19.9%	11.5%	11.6%			19.4%

See definitions of EBITDA and EBITDAR in the table "Reconciliation of Net Income to EBITDA(M) and EBITDAR(M)."

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA(M) and EBITDAR(M)
($ in thousands)

For the Three Months Ended March 31, 2008
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Other & Corp Seg	Elimination of Affiliated Revenue	Consolidated

Nonaffiliated revenue	$398,980	$21,710	$29,668	$11	$-	$450,369

Affiliated revenue	-	14,291	533	-	(14,824)	-

Total revenue	398,980	36,001	30,201	11	(14,824)	450,369

Net segment income (loss)	$37,843	$2,128	$1,932	$(28,490)	$-	$13,413

Interest, net	3,318	-	(1)	11,114	-	14,431

Depreciation and amortization	8,599	126	195	687	-	9,607

EBITDA	$49,760	$2,254	$2,126	$(16,689)	$-	$37,451

Center rent expense	18,107	86	248	-	-	18,441

EBITDAR	$67,867	$2,340	$2,374	$(16,689)	$-	$55,892

Operating and general and administrative expenses	9,509	1,617	811	16,585	-	28,522

EBITDAM	$59,269	$3,871	$2,937	$(104)	$-	$65,973
EBITDARM	$77,376	$3,957	$3,185	$(104)	$-	$84,414

EBITDA margin	12.5%	6.3%	7.0%			8.3%

EBITDAM margin	14.9%	10.8%	9.7%			14.6%

EBITDAR margin	17.0%	6.5%	7.9%			12.4%

EBITDARM margin	19.4%	11.0%	10.5%			18.7%

See definitions of EBITDA and EBITDAR in the table "Reconciliation of Net Income to EBITDA(M) and EBITDAR(M)."

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Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
Continuing Operations

	For the
	Three Months Ended
	March 31,
	2009		2008
Consolidated Company

Revenues - Non-affiliated (in thousands)
Inpatient Services	$415,402		$398,980
Rehabilitation Therapy Services	25,516		21,710
Medical Staffing Services	27,374		29,668
Other - non-core businesses	4		11
Total	$468,296		$450,369

Revenue Mix - Non-affiliated (in thousands)
Medicare	$141,876	30%	$129,158	29%
Medicaid	181,451	39%	178,917	40%
Private and Other	114,664	24%	116,730	25%
Managed Care / Insurance	26,409	6%	22,023	5%
Veterans	3,896	1%	3,541	1%
Total	$468,296	100%	$450,369	100%

Inpatient Services Stats

Number of centers:	207		207
Number of available beds:	22,511		22,524
Occupancy %:	88.7%		89.5%

Payor Mix % based on patient days:
Medicare - SNF Beds	16.5%		16.7%
Managed care / Ins. - SNF Beds	4.3%		3.8%
Total SNF skilled mix	20.8%		20.5%

Medicare	15.0%		15.1%
Medicaid	59.8%		59.1%
Private and Other	20.3%		21.4%
Managed Care / Insurance	3.9%		3.5%
Veterans	1.0%		0.9%

Revenue Mix % of revenues:
Medicare - SNF Beds	33.8%		32.8%
Managed care / Ins. - SNF Beds	6.7%		5.8%
Total SNF skilled mix	40.5%		38.6%

Medicare	33.2%		31.7%
Medicaid	43.7%		44.8%
Private and Other	15.9%		17.1%
Managed Care / Insurance	6.3%		5.5%
Veterans	0.9%		0.9%

Revenues PPD:
LTC only Medicare (Part A)	$450.47		$412.91
Medicare Blended Rate (Part A & B)	$485.72		$441.76
Medicaid	$168.71		$165.06
Private and Other	$176.28		$169.55
Managed Care / Insurance	$373.93		$342.93
Veterans	$220.02		$208.80

Rehab contracts

Affiliated	120		106
Non-affiliated	331		312

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

NORMALIZING ADJUSTMENTS - 1st QUARTER COMPARISON
(in thousands, except per share data)

	AS REPORTED - 1st QUARTER 2009
	Revenue	EBITDAR	EBITDA	Pre-tax	Income from Continuing Operations	Disc Ops	Net Income

As Reported 1st QUARTER 2009	$468,296	$61,520	$43,105	$19,656	$11,597	$(1,354)	$10,243
Percent of Revenue		13.1%	9.2%	4.2%	2.5%	-0.3%	2.2%

Normalizing Adjustments:
None	-	-	-	-	-	-	-

Adjusted As Reported-1st QUARTER 2009	$468,296	$61,520	$43,105	$19,656	$11,597	$(1,354)	$10,243
Percent of Revenue		13.1%	9.2%	4.2%	2.5%	-0.3%	2.2%

As Reported					$0.26	$(0.03)	$0.23
Diluted EPS: As Adjusted					$0.26	$(0.03)	$0.23

	AS REPORTED - 1st QUARTER 2008
	Revenue	EBITDAR	EBITDA	Pre-tax	Income from Continuing Operations	Disc Ops	Net Income

As Reported - 1st QUARTER 2008	$450,369	$55,892	$37,451	$13,490	$8,102	$475	$8,577
Percent of Revenue		12.4%	8.3%	3.0%	1.8%	0.1%	1.9%

Normalizing Adjustments:
Harborside integration costs	-	1,469	1,469	1,469	881	-	881

Adjusted As Reported - 1st QUARTER 2008	$450,369	$57,361	$38,920	$14,959	$8,983	$475	$9,458
Percent of Revenue		12.7%	8.6%	3.3%	2.0%	0.1%	2.1%

As Reported					$0.18	$0.01	$0.19
Diluted EPS: As Adjusted					$0.20	$0.01	$0.21

See definitions of EBITDA and EBITDAR in the table "Reconciliation of Net Income to EBITDA(M) and EBITDAR(M)."

Normalizing adjustments are transactions or adjustments not related to ongoing operations, including integration costs related to the Harborside acquisition.

Since normalizing adjustments are not measurements determined in accordance with U.S. generally accepted accounting principles and are thus susceptible to varying calculations and interpretations, the information presented herein may not be comparable to other similarly described information of other companies.

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